UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 8, 2010

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

OGE Energy Corp. (the “Company”) is the parent company of Oklahoma Gas and Electric Company, a regulated electric utility with approximately 782,000 customers in Oklahoma and western Arkansas, and Enogex LLC and its subsidiaries (“Enogex”), a midstream natural gas pipeline business with principal operations in Oklahoma.

On December 8, 2010, there was a fire at Enogex’s Cox City natural gas processing plant. Currently recovery is underway, including the partial resumption of production at the plant.  There were no injuries to personnel and there was no damage to the gas gathering system, but components of the largest of the Cox City plant’s four processing trains sustained significant damage in the fire. One processing train (30 million cubic feet per day (“MMcf/d”)) resumed production on December 10, 2010 and two other processing trains are expected to be back online within three to four weeks each at 15 MMcf/d.  Enogex is in the process of assessing the incident to determine the full extent of the damage, the cause of the fire and the full business impact.

Normally rated at 180 MMcf/d, the Cox City plant has lost Unit 4 (120 MMcf/d) with the damage caused by the fire.  Almost all of the impacted gathered volumes are now back online. The current estimate is mid-2011 before a return to full pre-fire processing capacity. The capital expenditures to replace the damaged processing train and related equipment are estimated to be $10 million, net of proceeds under its replacement cost insurance coverage. In addition, the financial impact of the loss of processing capacity at the Cox City plant is estimated to be $2 million per month of pre-tax gross margin until the plant returns to full capacity. The Company also currently estimates the write-down of the net book value of the damaged assets to be $5 million on a pre-tax basis.

Despite the estimated $5 million charge and slight reduction in December earnings from the reduced processing capacity, the Company’s ongoing earnings guidance remains unchanged and is between approximately $292 million and $302 million of net income, or $2.95 to $3.05 per average diluted share. The 2010 Enogex ongoing earnings guidance is also unchanged between approximately $84 million and $94 million of net income, or $0.85 to $0.95 per average diluted share. In addition, the Company’s previously disclosed ongoing growth rate of 5 percent to 7 percent is also unchanged.

Ongoing Earnings and Ongoing Earnings per Average Diluted Share (“EPS”), which exclude the one-time non-cash charge of $11.4 million, or $0.11 per average diluted share, associated with the elimination of the tax deduction for the Medicare Part D subsidy as a result of the health care law enacted in March 2010, are non-GAAP financial measures.  OGE Energy’s management believes ongoing earnings and ongoing EPS provide a more meaningful comparison of earnings results and are more representative of OGE Energy’s fundamental earnings power. OGE Energy’s management uses ongoing earnings and ongoing EPS internally for financial planning and analysis, for reporting of results to the Board of Directors and when communicating its earnings outlook to analysts and investors.  Reconciliations of ongoing earnings and ongoing EPS are shown below.

Reconciliation of projected ongoing earnings (loss) to projected GAAP net income

(In millions)	Twelve Months Ended December 31, 2010

	OG&E		Enogex		Holding Company		Consolidated
	Low	High	Low	High	Low	High	Low	High
Ongoing earnings (loss)	$207.0	$217.0	$84.0	$94.0	$(4.0)	$(4.0)	$292.0	$302.0
Medicare Part D tax subsidy	(7.0)	(7.0)	(2.0)	(2.0)	(2.4)	(2.4)	(11.4)	(11.4)
Projected GAAP net income	$200.0	$210.0	$82.0	$92.0	$(6.4)	$(6.4)	$280.6	$290.6

Reconciliation of projected ongoing EPS to projected GAAP EPS

	Twelve Months Ended December 31, 2010

	OG&E		Enogex		Holding Company		Consolidated
	Low	High	Low	High	Low	High	Low	High
Ongoing EPS	$2.10	$2.20	$0.85	$0.95	$(0.04)	$(0.04)	$2.95	$3.05
Medicare Part D tax subsidy	(0.07)	(0.07)	(0.02)	(0.02)	(0.02)	(0.02)	(0.11)	(0.11)
Projected GAAP EPS	$2.03	$2.13	$0.83	$0.93	$(0.06)	$(0.06)	$2.84	$2.94

Some of the matters discussed in this Form 8-K may contain forward-looking statements that are subject to certain risks, uncertainties and assumptions.  Such forward-looking statements are intended to be identified in this document by the words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “objective”, “plan”, “possible”, “potential”, “project” and similar expressions. Actual results may vary materially from those expressed in forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to: general economic conditions, including the availability of credit, access to existing lines of credit, access to the commercial paper markets, actions of rating agencies and their impact on capital expenditures; the ability of the Company and its subsidiaries to access the capital markets and obtain financing on favorable terms; prices and availability of electricity, coal, natural gas and natural gas liquids, each on a stand-alone basis and in relation to each other; business conditions in the energy and natural gas midstream industries; competitive factors including the extent and timing of the entry of additional competition in the markets served by the Company; unusual weather; availability and prices of raw materials for current and future construction projects; Federal or state legislation and regulatory decisions and initiatives that affect cost and investment recovery, have an impact on rate structures or affect the speed and degree to which competition enters the Company’s markets; environmental laws and regulations that may impact the Company’s operations; changes in accounting standards, rules or guidelines; the discontinuance of accounting principles for certain types of rate-regulated activities; creditworthiness of suppliers, customers and other contractual parties; the higher degree of risk associated with the Company’s nonregulated business compared with the Company’s regulated utility business; the risk that Unit 4 at Enogex’s Cox City plant will not be back online by the anticipated in-service date;  and other risk factors listed in the reports filed by the Company with the Securities and Exchange Commission including those listed in Risk Factors and Exhibit 99.01 to the Company’s Form 10-K for the year ended December 31, 2009.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

December 14, 2010